Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form F-4 of our report dated May 6, 2021 relating to the financial statements of TWC Tech Holdings II Corp., which is contained in that Registration Statement. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

New York, New York

July 22, 2021